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                                                                Exhibit 10.28(b)

                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                          1996 LONG TERM INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

     AWARD AGREEMENT made as of this 17th day of September 1997 by and between Atalanta/Sosnoff Capital Corporation, a Delaware corporation (the
"Corporation"), and Anthony G. Miller, Executive Vice President of the Corporation (the "Participant").

                                    RECITALS

     WHEREAS, the Compensation and Stock Option Committee (the "Committee') of the Board of Directors on September 17, 1997, granted to the Participant a Restricted Stock Award (the "Award") of 175,000 shares (the "Restricted Shares") of Common Stock, par value $0.01 per share, of the Corporation under the terms and conditions of the Corporation's 1996 Long Term Incentive Plan (the "Plan") and

     WHEREAS, the Committee instructed the Corporation to embody the Restricted Stock Award in an Award Agreement containing the terms and conditions determined by the Committee consistent with the Plan and such other terms not inconsistent therewith as determined by the Chairman of the Board of the Corporation.

     NOW THEREFORE, this Agreement


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                                   WITNESSETH:

Section 1. Acceptance of the Award, Payment of Purchase Price.

     The Participant hereby accepts the Award and agrees to be bound in all respects by this Agreement and the Plan. In payment for the Award the Participant hereby tenders payment in the amount of $1,750 in full payment of the purchase price for the Award, the receipt whereof is hereby acknowledged by the Corporation.

Section 2. Definitions

     All terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. The following terms shall have the meanings set forth herein for purposes of this Agreement:

     A. "Award" shall mean the Award of Restricted Stock granted by the Committee under the provisions of this Agreement.

     B. "Cause" shall mean, in the context of termination of the employment of the Participant, any person for any of the following events or conditions as determined by the Board of Directors of the Corporation:
          (i) such person's failure to perform, or negligence in the performance of, his duties and responsibilities to the Corporation as a director or officer or employee (other than by reason of death or disability),
          (ii) fraud, embezzlement, the commission of a felony or other material dishonesty with respect to the Corporation or any of its affiliates,
          (iii) in the written opinion of counsel to


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          the Corporation, the Participant's conduct shall require that the
          Corporation answer "yes" to any of the "Disciplinary Questions" set forth in Part I, Question 11 of Form ADV promulgated under the Investment Advisers Act of 1940, as currently in effect or as hereafter amended, and (iv) other conduct that is materially harmful to the business, interests or reputation of the Corporation.

     C. "Disability" shall mean with respect to the Participant the failure to perform his duties as an employee of the Corporation or any subsidiary or affiliate by reason of physical or emotional illness for a consecutive period of six months or a non-consecutive period totalling six months in any twelve month period. A Disability determination shall be made by the Board of Directors of the Corporation on the basis of competent medical advice from a physician or physicians consulted by the Board.


     D. "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to item I of a Current Report on Form 8-K, as in effect on the date hereof, pursuant to
          Section 13 or 15(d) of the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five (25%) percent or more of the


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          combined voting power of the Corporation's outstanding securities ordinarily having the right to vote at elections of directors other than any such person that is an affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) on the effective date of the Award; or (b) individuals who constitute the Board of Directors of the Corporation on the date hereof (the "Incumbent Board") cease for any reason to constitute at least one half of the members thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's stockholders was approved by a vote of a majority of the directors comprising the Incumbent Board, shall be, for purposes of this clause
          (b), considered as though he were a member of the Incumbent Board; or
          (c) a sale by the Corporation of all or substantially all of its assets or the liquidation of the Corporation. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the ownership by the Participant, or by a group of persons, including the holders of a majority of the outstanding Common Stock of the Corporation, directly or indirectly, of a majority of the voting securities of any corporation which acquires all or substantially all of the assets of the Corporation, whether by way of merger, consolidation, sale of such assets or otherwise.


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     E. "Effective Date" shall mean with respect to any Award, the date on which the Award is approved by the Committee.

     F. "Involuntary Termination" shall mean termination of the Participant's employment by reason of a Change in Control, death, Disability, termination without cause or the death of Martin T. Sosnoff.

     G. "Voluntary Termination" shall mean the termination of the Participant's employment by reason of resignation or termination for Cause.

3. Rights as a Shareholder

     3.1 Upon the Award of Restricted Stock to a Participant and from and after the date of issuance of certificate(s) representing such Restricted Stock, such Participant shall, subject to the restrictions set forth in Sections 3.2, 4 and 8 hereof (or in any promissory note and/or pledge agreement entered into pursuant to this Agreement) have all of the rights of a shareholder with respect to such Restricted Stock, including but not limited to: (a) the right to vote the Restricted Shares and the right; (b) to receive all dividends paid thereon, if any; and (c) subject to Section 3.2 hereof, to sell, transfer or otherwise dispose of such Restricted Stock.

     3.2 Subject to Sections 3.2(c), 4 and 8 hereof:

          (a) If at any time on or after the Effective Date of this Award the Participant, shall wish to transfer or otherwise dispose of (other than in a transaction contemplated under Section 3.2(c) hereof) all or any portion of such Participant's


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     shares of Restricted Stock as to which the Corporation's right of repurchase shall have lapsed pursuant to Sections 4 and 5 hereof, he shall deliver written notice (the "Offer Notice") to the Corporation stating his wish to make such transfer and the number of Restricted Shares he wishes to be transferred (the "Offered Shares"), and certifying that such transfer which he wishes to make is pursuant to a bona fide third party offer to acquire the Offered Shares for consideration (a "Bona Fide Third-Party Offer"). The Offer Notice shall further state the name of the person who made the Bona Fide Third-Party Offer and the terms thereof, including a description and a statement of the aggregate cash value of all consideration, including any consideration other than cash (the "Offered Price"). The Corporation shall have the irrevocable and exclusive right of first refusal, as hereinafter provided, to purchase all (but not less than all) of the Offered Shares at the Offered Price. Any exercise of the right of first refusal to purchase the Offered Shares pursuant to this Section 3.2(a) shall be by a written notice (the "Acceptance Notice") delivered by the Corporation to the Participant within 15 days after delivery by the Participant of an Offer Notice. An Acceptance Notice shall fix a date for the closing of such purchase (the "Closing Date"), which date shall be not less than 10 and not more than 20 business days after the date on which the Acceptance Notice is given.


          (b) Failure to furnish the Acceptance Notice within the 15 day period set forth in Section 3.2(a) shall constitute a waiver of the Corporation's right of first refusal with respect to the Bona Fide Third-Party Offer which may be accepted by the Participant provided that the sale of the Offered Shares pursuant thereto is


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     consummated in accordance with its terms within 30 days after the expiration of such 15 day period.

          (c) Notwithstanding the foregoing, the right of first refusal set forth in Section 3.2(a) shall not apply to open-market transactions effected on a national securities exchange or in the over-the-counter market in Broker's Transactions as defined in Rule 144 under the Securities Act of 1933, as amended, whether or not such Rule would otherwise be applicable to such sale.

Section 4. Repurchase Option Upon Voluntary Termination

     At any time prior to a Change in Control of the Corporation or in the case of a Change in Control where the Participant does not agree to remain an employee of the Corporation or its successor for a period of 18 months from the effective date of such Change in Control under a binding agreement with the Corporation or its successor in the same capacity at the same compensation level as then in effect, the Corporation shall have the right to repurchase from a Participant, upon written notice to such Participant, all or a part of the following percentages of the number of Restricted Shares issued pursuant to this Award made to the Participant upon Voluntary Termination of the Participant's employment.

          (i) 100%, provided such Voluntary Termination occurs prior to the first anniversary of the Effective Date of the Award.


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          (ii) 75%, provided such Voluntary Termination occurs on or after the first anniversary but prior to the second anniversary of the Effective Date of the Award.

          (iii) 50%, provided such Voluntary Termination occurs on or after the second anniversary but prior to the third anniversary of the Effective Date of the Award.


          (iv) 25%, provided such Voluntary Termination occurs on or after the third anniversary but prior to the fourth anniversary of the Effective Date of the Award.

     In the event the Corporation elects to exercise its right, pursuant to the preceding paragraph, to repurchase a percentage of the Restricted Shares issued pursuant to this Award made to the Participant, the purchase price shall be the aggregate price paid by the Participant for such Restricted Shares pursuant to
Section 1 of this Agreement. During such time Restricted Shares are subject to the option to repurchase pursuant to this Section 4, such Restricted Shares may not be sold, transferred or otherwise disposed of by the Participant.

Section 5. No Repurchase Option Upon Involuntary Termination

     The Corporation shall not have the right to repurchase from a Participant any Restricted Stock issued pursuant to this Award Agreement made to the


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Participant upon Involuntary Termination of the Participant's employment, provided, however, that

          (a) in the event the Involuntary Termination arises as a result of a Change in Control, Participant shall have agreed with the Corporation or its successor under a binding agreement to remain in the same capacity at the same compensation level for a period of 18 months from the effective date of the Change in Control, and

          (b) in the event the Involuntary Termination arises as a result of the death of Martin T. Sosnoff, Participant shall agree to serve the Corporation under a binding agreement for a period from the date of such death to the earliest to occur of (i) Participant's death, (ii) Participant's Disability or (iii) a Change in Control.

Section 6. Payment of Taxes; Loan Agreement

     The Participant shall be required to discharge any and all federal, state and local taxes, if any, incurred as a result of his receipt of the Award and any such taxes related to the lapse of the Corporation's right to purchase Restricted Shares issued pursuant to the Award. The Corporation shall lend the Participant, at his request, funds to defray such taxes on the following basis:

          (a) If, and to the extent, that the earnings distributed to a Participant attributable to the Restricted Shares (whether in the form of dividends or other distributions to the Participant) after the payment of his personal income taxes thereon (as determined by the Participant's personal federal, state and local tax returns for the tax year in question) are not sufficient to defray such Participant's personal tax liability



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     as set forth in the Participant's returns arising solely from the taxable compensation, if any, attributable to the grant of the Award of Restricted Shares to the Participant or to the lapse of the Corporation's right to repurchase the Restricted Shares of the Participant at such Participant's cost in the applicable tax year, any such deficiency shall be loaned by the Corporation to the Participant. Such loans shall be made at the Participant's request at any time within 90 days from the date the Corporation is required to withhold and deposit funds from the Participant's cash compensation in respect of the tax liability associated with Restricted Shares, and shall be adjusted, if necessary, based upon the Participant's returns. Each such loan shall be evidenced by a note (in the form annexed hereto as Exhibit A) maturing in four years from the date of issue and shall bear simple interest, which shall accrue to maturity, at the "applicable federal rate" as defined in Section 1274(d) of the Code. Any such note shall be secured by a pledge of the portion of the Restricted Shares to which such tax liability is attributable equal at the date of the loan to the Fair Market Value of the Restricted Shares to the value thereof under a pledge agreement (in the form annexed hereto as Exhibit B).

          (b) The payment period for any such notes will be adjusted in the following events.

               (i) In the event the Participant's employment by the Corporation terminates as a result of the death or Disability of such Participant, no outstanding note shall have a payment period ending sooner than one year


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          from the date of such Participant's death or the determination of his
          Disability, as applicable.

               (ii) In the event Participant's employment by the Corporation terminates as a result of Participant's voluntary resignation such note shall have a payment period ending no sooner than (i) two years from such voluntary resignation, if the Participant's Restricted Shares are not subject to repurchase by the Corporation at such date or (ii) the later of (A) two years from the date of such voluntary resignation and (B) the date upon which the Participant's Restricted Shares would have been no longer subject to the Corporation's right of repurchase had such resigned Participant remained an employee of the Corporation until the date upon which such Restricted Shares would have been no longer subject to repurchase by the Corporation hereunder.

               (iii) In no event shall the payment period be longer than a period ending on the date upon which the Participant sells his Restricted Shares for cash.

               (iv) The Participant may, at his option, apply Restricted Shares at their fair market value to the repayment of principal or interest on all or any part of a note, if such Restricted Shares, at the time of such application, are not subject to repurchase by the Corporation.


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Section 7. Adjustment Upon Changes in Common Stock

     In the event that there is any change in the Common Stock, through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Common Stock payable in such Common Stock or if there shall be a stock split, combination of shares or other changes in Atalanta/Sosnoff Capital Corporation's capital structure, the number of shares in the Award shall be appropriately adjusted by the Committee to reflect any such changes. Neither the issuance of Common Stock for adequate consideration, nor the issuance of rights or options with respect to the Common Stock or any other stock based awards to employees of the Corporation under the Plan or a comparable benefit plan shall be considered a change in Atalanta/Sosnoff Capital Corporation's capital structure. No adjustment provided for in this Section 7 shall require the issuance of any fractional share.

Section 8. Compliance with Securities and Exchange Commission Requirements

     No certificate for Restricted Shares awarded under this Agreement shall be issued until the Corporation shall have taken such action, if any, as is then required, in its opinion, in order to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act, as amended, and any other applicable laws, as well as with the requirements of any exchange on which the Common Stock may, at the time, be listed. Such action may include, but is not limited to, the registration of the Restricted Shares or the delivery to the Corporation with respect to the Restricted


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Shares awarded to a Participant of a written representation by the Participant, in form satisfactory to the Corporation, that it is the Participant's intention to acquire the Restricted Shares for investment and not for resale. If such a written representation is requested, the Corporation shall not be required to transfer any shares to the Participant until the representation is received in form satisfactory to the Corporation, and any certificate for Restricted Shares issued upon receipt of such a representation shall bear a legend to the effect that such shares have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, and may not be disposed of except in compliance therewith.

Section 9. Conflicting Terms.

     To the extent that there may be any conflict between any term or condition of the Plan and term or condition of this Award Agreement, the term or condition of this Award Agreement shall control.

Section 10. Legend.

     Each certificate representing Restricted Shares awarded pursuant to this Agreement shall bear a legend referring hereto and to the Plan and to the restrictions on disposition contained herein and therein.


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Section 11. Shares Acquired for Investment.

     The Participant hereby acknowledges that the Restricted Shares constituting the Award have not been registered under the Securities Act of 1933, as amended, or any applicable state securities law, and represent that he is acquiring the Restricted Shares for his own account and not with a view to the distribution thereof. He further acknowledges that he has been informed by the Corporation that the certificate representing the Restricted Shares will bear a restrictive legend to the following effect:

     "The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and no disposition thereof may be made in violation of the Act and the rules and regulations promulgated thereunder and unless the Corporation shall have received an opinion of counsel reasonably satisfactory to it that such disposition may be effected without violating the Act."

Section 12. Continued Validity.

     Participant agrees that in the event of invalidity of any part or provision of the Plan, or this Award Agreement, such invalidity shall not affect the validity of any other part or provision of the Plan, of this Agreement.

Section 13. Choice of Law.

     This Award Agreement shall be construed and enforced in accordance with the laws of the State of New York.


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Section 14. Notices and Deliveries

     All notices hereunder shall be in writing. Any notices, payments, or deliveries to the Corporation or the Committee shall be directed to the Corporation or the Committee, as the case may be, at the following address:

                      Atalanta/Sosnoff Capital Corporation
                                 101 Park Avenue
                            New York, New York 10178
                     Attention: Martin T. Sosnoff, Chairman

Any notices, payments or deliveries (other than to the Corporation or the Board) shall be directed to the addressee at the address designated by said addressee by notice to the Committee. The Corporation may designate a new address for purposes of this Agreement by notice to the Participant. Any Participant or beneficiary may designate a new address for the purposes of this Agreement by notice to the Committee. If no address is designated by the Participant or beneficiary, all notices may be sent to his last known address. Unless otherwise specified herein, notices shall be delivered by hand or sent by registered or certified mail, return receipt requested.


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Section 14. Binding Upon Heirs, Etc.

     This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation, its successors and assigns, and each Participant, his heirs, executors, administrators and legal representatives.

     IN WITNESS WHEREOF, the Corporation and the Participant have executed this Award Agreement as of the day first above written.

                                          Atalanta/Sosnoff Capital Corporation


                                      by: /s/ Martin T. Sosnoff
                                         ---------------------------------------
                                              Martin T. Sosnoff
                                              Chairman of the Board

                                          /s/ Anthony G. Miller
                                         ---------------------------------------
                                              Anthony G. Miller


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